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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated April 28, 2000 on the audited financial statements of LambdaNet Communications GmbH and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen

Arthur Andersen
August 11, 2000